UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021 (May 23, 2021)

Commission File No. 001-36230

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 W. Grand Avenue, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 222-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPCO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 24, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among Tribune Publishing Company, a Delaware corporation (the “Company”), Tribune Enterprises, LLC, a Delaware limited liability company (“Parent”), Tribune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and as a wholly owned subsidiary of Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated as of February 17, 2021, which is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

First Lien Term Loan Credit Agreement

On May 24, 2021, the Company, as borrower upon and after the consummation of the Merger, Merger Sub, as borrower immediately prior to the consummation of the Merger, Tribune Intermediate Holdco, LLC, a Delaware limited liability company (“Intermediate Holdco”), and certain of the Company’s subsidiaries, as guarantors, entered into a First Lien Term Loan Credit and Guarantee Agreement (the “First Lien Term Loan Credit Agreement”) with Cerberus Business Finance Agency, LLC, as Administrative Agent and Collateral Agent, and certain lenders party thereto. The First Lien Term Loan Credit Agreement provides for a $218 million term loan credit facility available to be used by the Company and certain of its domestic subsidiaries to finance the Merger, to refinance or extinguish certain existing indebtedness, to pay transaction costs related to the Merger, and for general corporate purposes. Intermediate Holdco and substantially all of the Company’s subsidiaries are guarantors of all of the obligations under the First Lien Term Loan Credit Agreement. The First Lien Term Loan Credit Agreement matures on May 24, 2026.

Obligations under the First Lien Term Loan Credit Agreement are secured by substantially all the assets of Intermediate Holdco, the Company and its subsidiaries.

Borrowings under the First Lien Term Loan Credit Agreement bear interest at a floating rate and may be maintained as base rate loans (tied to the prime rate or the federal funds rate plus 0.5%) or as Eurocurrency rate loans tied to LIBOR, plus a margin.

The First Lien Term Loan Credit Agreement requires the Company to comply with maximum leverage and minimum fixed charge coverage ratios. In addition, the First Lien Term Loan Credit Agreement contains other standard affirmative and negative covenants such as those which (subject to certain thresholds) limit the ability of the Company and its subsidiaries to, among other things, incur debt, incur liens, engage in mergers, consolidations, liquidations or acquisitions, enter into new lines of business not related to the Company’s current lines of business, make certain investments, make distributions on or repurchase its equity securities, or engage in transactions with affiliates. Events of default under the First Lien Term Loan Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company. The events of default would permit the lenders to accelerate the maturity of borrowings under the First Lien Term Loan Credit Agreement if not cured within applicable grace periods.

Second Lien Term Loan Credit Agreement

On May 24, 2021, the Company, as borrower upon and after the consummation of the Merger, Merger Sub, as borrower immediately prior to the consummation of the Merger, Intermediate Holdco and certain of the Company’s subsidiaries, as guarantors, entered into a Second Lien Term Loan Credit and Guarantee Agreement (the “Second Lien Term Loan Credit Agreement”) with MNG Enterprises, Inc. (the “Second Lien Lender”), as Administrative Agent and Collateral Agent, and the Second Lien Lender, as lender. The Second Lien Term Loan Credit Agreement provides for a $60 million term loan credit facility available to be used by the Company and certain of its domestic subsidiaries to finance the Merger, to refinance or extinguish certain existing indebtedness, to pay transaction costs related to the Merger, and for general corporate purposes. Intermediate Holdco and substantially all of the Company’s subsidiaries are guarantors of all of the obligations under the Second Lien Term Loan Credit Agreement. The Second Lien Term Loan Credit Agreement matures on May 24, 2027.

Obligations under the Second Lien Term Loan Credit Agreement are secured on a second lien basis by substantially all the assets of Intermediate Holdco, the Company and its subsidiaries.

Borrowings under the Second Lien Term Loan Credit Agreement bear interest at a rate of 13%, 6% of which is payable in cash and 7% of which is payable in kind.

The Second Lien Term Loan Credit Agreement requires the Company to comply with maximum leverage and minimum fixed charge coverage ratios. In addition, the Second Lien Term Loan Credit Agreement contains other standard affirmative and negative covenants such as those which (subject to certain thresholds) limit the ability of the Company and its subsidiaries to, among other things, incur debt, incur liens, engage in mergers, consolidations, liquidations or acquisitions, enter into new lines of business not related to the Company’s current lines of business, make certain investments, make distributions on or repurchase its equity securities, or engage in transactions with affiliates. Events of default under the Second Lien Term Loan Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company. The events of default would permit the lenders to accelerate the maturity of borrowings under the Second Lien Term Loan Credit Agreement if not cured within applicable grace periods.

Sale of New York Daily News

The Company announced that Tribune Publishing Company, LLC (“Tribune LLC”), a direct and wholly owned subsidiary of the Company, and Daily News Enterprises, LLC (“Enterprises”), a privately held company, entered into a Membership Interest Purchase Agreement under which Enterprises acquired 100% of Tribune LLC’s ownership interest in TRX Pubco, LLC and TRX Pubco GP, LLC, the parent companies to the New York Daily News newspaper, effective May 23, 2021.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company duly filed a certificate of merger with the Delaware Secretary of State on May 24, 2021, at which time the Merger became effective (the “Effective Time”). Pursuant to the Merger Agreement, at the Effective Time, each share of the Company’s issued and outstanding common stock, par value $0.01 per share (“Company Common Stock”) (other than the Excluded Shares (as defined below) and the Dissenting Shares (as defined below)), was canceled and converted automatically into the right to receive $17.25 in cash, without interest (subject to any applicable withholding tax) (the “Merger Consideration”).

Each share of Company Common Stock (i) owned by (x) Parent or any of its affiliates or associates or (y) the Company, as treasury stock, immediately prior to the Effective Time (collectively, the “Excluded Shares”) or (ii) held by stockholders who have not voted in favor of the Merger and have properly and validly perfected their statutory rights of appraisal (the “Dissenting Shares”) in accordance with Section 262 of the Delaware General Corporation Law, was canceled and ceased to exist.

At the Effective Time, (i) each option to purchase shares of common stock (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether or not exercisable or vested, was automatically canceled and converted into the right to receive an amount in cash equal to the product of (a) the amount by which the Merger Consideration exceeded the applicable exercise price per share of Company Common Stock of such Company Option, and (b) the number of shares of Company Common Stock issuable in respect of such fully vested Company Option as of immediately prior to the Effective Time and (ii) each restricted stock unit entitling the holder to delivery of shares of Company Common Stock, subject to satisfaction of vesting or other forfeiture conditions (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether or not vested, was automatically canceled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration, and (b) the number of shares of Company Common Stock underlying such Company RSU (and then adding, if applicable, the value of any dividend-equivalent rights accrued with respect to such Company RSU as of the Effective Time). Payments in respect of Company Options and Company RSUs will be made as soon as practicable after the Effective Time (and in no event later than five calendar days following the Effective Time), in accordance with ordinary payroll practices, and will be subject to any applicable withholding taxes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, each share of Company Common Stock (other than the Excluded Shares and the Dissenting Shares) was cancelled and converted into the right to receive the Merger Consideration. The shares of Company Common Stock were suspended from trading on The NASDAQ Stock Market LLC (“Nasdaq”) effective as of the opening of trading on May 25, 2021. Nasdaq has filed a Notification of Removal from Listing and/or Registration on Form 25 to delist the Company Common Stock and terminate the registration of such shares, including the associated Series A Preferred Stock Purchase Rights (the “Purchase Rights”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the registration of the Company Common Stock and the Purchase Rights under the Exchange Act and suspend its reporting obligations under Section 13 and Section 15(d) of the Exchange Act. The information set forth in the Introductory Note and Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the rights of stockholders of the Company (other than holders of Excluded Shares and Dissenting Shares) to receive the Merger Consideration). The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

In exchange for the aggregate Merger Consideration, Merger Sub merged with and into the Company, with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent. The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, each of Philip G. Franklin, Richard Reck, Carol Crenshaw, Christopher Minnetian, Dana Goldsmith Needleman, Terry Jimenez and Randall Smith were removed from the Company’s board of directors and Heath Freeman was appointed a director of the Company. In addition, in connection with the Merger, on May 24, 2021, R. Joseph Fuchs, Joshua Kleban and Michael Monticciolo were each appointed as directors of the Company. Additionally, in connection with the Merger, on May 24, 2021, Terry Jimenez was removed as the Chief Executive Officer of the Company and Mr. Freeman was named President of the Company.

Mr. Freeman, 41, has served as the President of Alden Global Capital LLC, a Delaware limited liability company (“Alden Global Capital”), since 2014 and is one of its founding members. He has been managing and investing in companies with an opportunistic and catalyst-driven approach since he joined Alden Global Capital’s predecessor Smith Management LLC in 2006. Prior to joining Smith Management, Mr. Freeman was an investment banker at Peter J. Solomon Company, where he specialized in mergers & acquisitions, structuring and financings. In addition to his investment research and operational responsibilities at Alden Global Capital, Mr. Freeman serves as Chief Executive Officer and Vice Chairman of the Board of Directors of Oyster Enterprises Acquisition Corp., a special purpose acquisition company, and Vice Chairman of MNG Enterprises, Inc., a company that owns media properties such as The Denver Post, Mercury News, Orange County Register and the Boston Herald. Mr. Freeman graduated with a Bachelor of Arts degree from Duke University in 2002.

Parent, which is party to the Merger Agreement, is owned by (i) Alden Global Opportunities Master Fund, L.P., a Cayman Islands limited partnership (“AGOMF”), (ii) Alden Global Value Recovery Master Fund, L.P, a Cayman Islands limited partnership (“AGVRMF”), for both of which Alden Global Capital is the investment manager and (iii) Turnpike Limited, a Cayman Islands exempted company. Alden Global Capital, together with AGOMF and AGVRMF, beneficially owned 31.6% of the issued and outstanding shares of the Company’s common stock prior to the Merger. Mr. Kleban is the Chief Financial Officer and Mr. Monticciolo is the Chief Legal and Compliance Officer of Alden Global Capital and Mr. Fuchs is the executive chairman of the Second Lien Lender. Additionally, Alden Global Capital is an affiliate of the Second Lien Lender referenced in Item 1.01 of this Current Report on Form 8-K under the caption “Second Lien Term Loan Credit Agreement” which information is incorporated by reference herein.

As of the Effective Time, the sole stockholder of the Company, as the surviving company of the Merger, was Parent.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in accordance with the terms of the Merger Agreement. On May 24, 2021, following the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time was amended and restated in accordance with the terms of the Merger Agreement.

A copy of the amended and restated certificate of incorporation and bylaws of the Company in effect following the Effective Time are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Tribune Enterprises, LLC, Tribune Merger Sub, Inc., and Tribune Publishing Company, dated as of February 16, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated as of February 17, 201).
3.1	Second Amended and Restated Certificate of Incorporation of Tribune Publishing Company, as amended.
3.2	Second Amended and Restated By-laws of Tribune Publishing Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tribune Publishing Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2021

Tribune Publishing Company

By:	/s/ Michael N. Lavey
	Name:	Michael N. Lavey
	Title:	Interim Chief Financial Officer, Chief Accounting Officer and Controller